UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 23, 2016

CODE GREEN APPAREL CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-53434	80-0250289
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

31642 Pacific Coast Highway, Ste 102

Laguna Beach, CA 92651

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (214) 497-9433

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Asset Purchase Agreement

Effective on June 23, 2016, Code Green Apparel Corp. (the “Company”, “we” and “us”) entered into an Asset Purchase Agreement with 10Star LLC (“10Star” and the “Purchase Agreement”), pursuant to which, on the same day, we purchased substantially all of the assets of 10Star (the “Assets” and the “Acquisition”). The Assets included all inventory, work in progress, intellectual property, fixtures, equipment, books and records, customer lists, warranty rights, goodwill and customer and client lists used by 10Star in connection with designing, manufacturing, modifying, selling, and/or distributing of apparel (the “Business”), and specifically included all contracts relating to 10Star’s “On the Border” and “7-Eleven” accounts (the “Purchased Accounts”). The Assets specifically excluded, among other things described in the Purchase Agreement, all of the cash on hand, bank accounts and securities of 10Star, and all liabilities of 10Star, to the extent they do not arise after closing, under contracts that we assumed in connection with the Acquisition.

The purchase price paid for the Assets at closing on June 23, 2016, was (a) $50,000 in cash; (b) 5 million shares of our restricted common stock (the “Purchase Agreement Shares”); and (c) a promissory note in the amount of $200,000 (the “Promissory Note”), described in greater detail below.

As part of, and as a required term and condition of the closing, we entered into executive employment agreements with Aaron Luna and William Joseph (J.B.) Hill, to serve as Executive Vice Presidents of the Company (described in greater detail below) in May 2016, in anticipation of the Acquisition.

The parties agreed to certain post-closing requirements in connection with the Acquisition. We agreed that Chase Daniel, the Chief Executive Officer and majority owner of 10Star, would be invited to serve as a member of the Company’s Board of Directors, subject to the Board of Directors confirming his qualifications, for a period of not less than one (1) year from the closing, which is anticipated to occur shortly after this filing. We agreed to provide Mr. Daniel, upon payment in full of the Promissory Note, a commission equal to 3% of all net sales (gross sales generated by us, less (i) returns, (ii) discounts, (iii) adjustments, and (iv) allowances) shipped by us (and paid for by customers), relating to the Purchased Accounts, payable monthly in arrears. We agreed to keep complete and accurate books and records showing all net sales with respect to the Purchased Accounts and to allow Mr. Daniel audit and inspection rights in connection therewith. In the event any audit reveals a shortfall, we are required to immediately pay such shortfall, with any amount not immediately paid accruing interest at the rate of 15% per annum until paid, and we are required to reimburse Mr. Daniel for the cost of such audit in the event any shortfall is greater than 5% of the amount of commissions paid in the prior 12 months. Additionally, until June 23, 2019 (three years from closing), neither 10Star, Mr. Daniel, nor any of their affiliates, are allowed to, directly or indirectly, own any interest in, manage, operate, control or participate in the ownership, management, operation or control of any business, whether in corporate, proprietorship or partnership form or otherwise, engaged in the Business in the States of Texas or California, subject to certain execptions described in the Purchase Agreement. Finally, within six months of the closing, 10Star is required to amend its formation documents to change its name to something other than ‘10Star’ or any similar name or derivatives thereof and to file any and all documents required to allow us to register the name ‘10Star’ as a trademark.

The Purchase Agreement also contained standard and customary representations and warranties and indemnification rights.

Promissory Note

Amounts due under the Promissory Note accrue interest at the rate of 10% per annum (12% upon the occurance of an event of default), with all interest payable on the maturity date of the Promissory Note, June 23, 2018, provided that the amounts owed under the Promissory Note can be pre-paid in whole or part at any time prior to maturity. Until the earlier of (a) the maturity date of the Promissory Note; and (b) the date the Promissory Note is paid in full, we are required to pay 10Star fifty percent (50%) of the Gross Profits generated by us in connection with the Purchased Accounts, no later than the end of the calendar month following the month during which we generate such Gross Profits and receive payment in connection therewith. “Gross Profit” means: (x) the total gross revenues derived from the Purchased Accounts, less (y) (i) cost of goods sold, (ii) returns, (iii) discounts, (iv) adjustments, and (v) allowances, and those other items that are customarily subtracted from total gross revenue to determine gross profit in accordance with generally accepted accounting principles (“GAAP”). Each payment is credited first to accrued interest and second to principal. The Promissory Note contains standard and customary events of default. The Promissory Note is unsecured and 10Star has no right to any collateral or security interests in connection therewith.

Employment Agreements

The employment agreements with Aaron Luna and William Joseph (J.B.) Hill, as Executive Vice Presidents of the Company, entered into with such executives at closing, each have substantially similar terms, including an effective date of April 1, 2016, an initial term of one year (automatically renewable thereafter for additional one year terms in the event neither party provides the other notice of non-renewal at least 30 days prior to the end of the then term). Both agreements include a base salary as determined by the Board of Directors in its sole and absolute discretion in addition to an equity consideration of 3.75 million restricted shares of common stock to Mr. Luna and 3.25 million restricted shares of common stock to Mr. Hill (the “Restricted Shares”), which Restricted Shares are subject to forfeiture and cancellation until March 31, 2017, pursuant to Restricted Stock Award Agreements, which provide that if the executive’s employment is terminated due to death, the end of the term of the employment agreement, for cause, or by the executive for any reason other than good reason (as defined in the agreements), the vesting of the Restricted Shares ceases on the date of termination and any unvested Restricted Shares are forfeited, provided that if the executive’s employment is terminated by us without cause or by the executive for good reason, any Restricted Shares that are scheduled to vest during the period through the end of the initial term or the then current extension term, if any, vest immediately. In addition to the base salary described above, the executives receive a commission on our net sales (gross sales less (i) returns, (ii) discounts, (iii) adjustments, (iv) allowances, and (v) any and all payments made to 10Star in accordance with the terms of the Purchase Agreement)(“Net Sales”), to accounts other than the Purchased Accounts, determined on a case-by-case basis in the reasonable discretion of the Company; and a commission equal to 1.50% of all Net Sales shipped by us (and paid by customers), for the Purchased Accounts, due monthly in arrears.

We may terminate either executive’s employment (a) for “cause”; (b) in the event such executive suffers a physical or mental disability which renders him unable to perform his duties and obligations for either 90 consecutive days or 180 days in any 12-month period; (c) for any reason without “cause”; or (d) upon expiration of the initial term of the applicable agreement (or any renewal) upon notice as provided above. The agreements also automatically terminate upon the death of the applicable executive.

Either executive may also terminate his employment (a) for “good reason”; provided, however, prior to any such termination by an executive for “good reason”, such executive must first advise us in writing (within 15 days of the occurrence of such event) and provide us 15 days to cure (5 days in connection with the reduction of such executive’s salary or the failure to pay amounts owed to him)); (b) for any reason without “good reason”; and (c) upon expiration of the initial term of the agreement (or any renewal) upon notice as provided above.

If either executive’s employment is terminated pursuant to his death, disability, the end of the initial term (or any renewal term), without “good reason” by such executive, or by us for “cause”, the applicable executive is entitled to all salary and commissions accrued through the termination date and no other benefits other than as required under the terms of employee benefit plans in which the executive was participating as of the termination date. Additionally, any unvested stock options or Restricted Shares held by the executive immediately terminate and are forfeited.

If an executive’s employment is terminated by an executive for “good reason”, or by us without “cause”, (a) the executive is entitled to continue to receive the salary due pursuant to the terms of the agreement at the rate in effect upon the termination date for six (6) months following the termination date, payable in accordance with our normal payroll practices and policies; (b) the executive is due any commissions accrued through the termination date; and (c) provided executive elects to receive continued health insurance coverage through COBRA, we are required to pay executive’s monthly COBRA contributions for health insurance coverage, as may be amended from time to time (less an amount equal to the premium contribution paid by active Company employees, if any) for six months following the termination date; provided, however, that if at any time executive is covered by a substantially similar level of health insurance through subsequent employment or otherwise such obligation ceases. Additionally, unvested benefits (whether equity or cash benefits and bonuses) will vest immediately upon such termination and any outstanding stock options previously granted to executive will vest immediately upon such termination and will be exercisable until the earlier of (A) one year from the date of termination and (B) the latest date upon which such stock options would have expired by their original terms under any circumstances and any unvested Restricted Shares will vest immediately.

The agreements contain standard assignment of inventions, indemnification and confidentiality provisions. Further, the executives are subject to non-solicitation covenants during the term of the agreement.

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The foregoing descriptions of the Purchase Agreement; Promissory Note; executive employment agreements and Restricted Award Agreements, do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, Promissory Note, Form of Executive Employment Agreement and Form of Restricted Award Agreement, copies of which are filed herewith as Exhibits 2.1, 10.1, 10.2 and 10.3, respectively, and incorporated in this “Item 1.01. Entry Into a Material Definitive Agreement”, by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosures in Item 1.01 above regarding the Acquisition are incorporated by reference in this Item 2.01 in their entirety.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures regarding the Promissory Note and the commissions required to be paid under the employment agreements and Purchase Agreement, described in Item 1.01 above, are incorporated by reference in this Item 2.03 in their entirety.

Item 3.02 Unregistered Sales of Equity Securities.

We claim an exemption from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), for the issuance of the 5 million Purchase Agreement Shares and the 7 million (3.75 million to Mr. Luna and 3.25 million to Mr. Hill) Restricted Shares (each described in greater detail in Item 1.01), since the foregoing issuances did not involve a public offering, the recipients were (a) “accredited investors”; and/or (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act, the recipients acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing issuances and grant and we paid no underwriting discounts or commissions. The securities sold are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

2.1*+	Asset Purchase Agreement by and between Code Green Apparel Corp., as purchaser and 10Star LLC, as seller, dated June 23, 2016
10.1*	Promissory Note by Code Green Apparel Corp., in favor of 10Star LLC ($200,000)
10.2*	Form of Executive Employment Agreement
10.3*	Form of Restricted Stock Agreement

* Filed herewith.

+ Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Code Green Apparel Corp. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CODE GREEN APPAREL CORP.

Date: July 13, 2016	By: /s/ George J. Powell, III
George J. Powell, III
Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description

2.1*+	Asset Purchase Agreement by and between Code Green Apparel Corp., as purchaser and 10Star LLC, as seller, dated June 23, 2016
10.1*	Promissory Note by Code Green Apparel Corp. in favor of 10Star LLC
10.2*	Form of Executive Employment Agreement
10.3*	Form of Restricted Stock Agreement

* Filed herewith.

+ Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Code Green Apparel Corp. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.